Ategrity Specialty Insurance Company Holdings Reports Third Quarter 2026 Results
Record low combined ratio of 84.7% and underwriting income(1) growth of 83.7%
NEW YORK, NY – October 21, 2026 – Ategrity Specialty Insurance Company Holdings (NYSE: ASIC) today announced financial results for the quarter ended September 30, 2026. The Company reported net income attributable to stockholders of $14.6 million, or $0.29 per diluted share, compared to $22.7 million, or $0.45 per diluted share, in the prior-year period. Adjusted net income attributable to stockholders(1) was $14.7 million, or $0.29 per diluted share(1).
Third Quarter 2026 Highlights
•Gross written premiums increased 14.7% to $165.0 million
•Net income attributable to stockholders was $14.6 million, or $0.29 per diluted share
•Adjusted net income attributable to stockholders(1) was $14.7 million, or $0.29 per diluted share
•Combined ratio was 84.7%, compared to 88.7% in Q3 2025
•Adjusted return on stockholders’ equity(1) was 8.9% in Q3 2026 and 15.5% year to date
•Book value per share at quarter-end was $13.72 per share, up 7.4% from year-end
Chief Executive Officer Justin Cohen said, “Ategrity delivered an exceptional quarter of underwriting performance, achieving a record low combined ratio of 84.7% and underwriting income growth of 83.7%. Business momentum was strong, with submissions growing 30% and gross written premiums increasing approximately 15%, well ahead of industry estimates of E&S premium growth.
“Our results reflect the strength of our differentiated underwriting model and the growing value of our productionized platform. With an expanding portfolio of specialty products, next-generation underwriting technology, and a broader distribution network, we are strengthening our competitive position and creating additional opportunities to capture market share and profitably compound growth.”
Underwriting Results
For the quarter ended September 30, 2026, gross written premiums increased 14.7% compared to the prior-year period, driven by execution of our growth initiatives and increased engagement across our expanding distribution network. Gross written premiums in property lines increased 25.0% year-over-year, supported by growth in lower-risk geographies, including the Midwest and New England. Gross written premiums for casualty lines increased 10.0% year-over-year, reflecting the Company’s strategic focus on broadening casualty-related products and verticals.
Underwriting income(1) was $19.5 million for the quarter, up 83.7% from $10.6 million in the prior-year period. The combined ratio for the quarter was 84.7%, a decrease from 88.7% in the prior-year period, driven by improvement in both the loss and expense ratios. The loss ratio decreased by 2.5 percentage points to 57.5%, reflecting continued strong loss experience across both property and casualty lines.
The overall expense ratio was 27.2% for the quarter, compared to 28.7% in the prior-year period, driven by operating expense leverage and lower net policy acquisition costs. Operating expenses, net of fee income, decreased as a percentage of net earned premiums by 0.8 percentage points to 10.0%, reflecting emerging scale benefits of our centralized model. Policy acquisition costs also improved, decreasing by 0.7 percentage points to 17.2% of net earned premiums due to a favorable shift in our business mix.
Chris Schenk, President and Chief Underwriting Officer, said, “We are a high-velocity, execution-oriented company that embraces AI and analytics while remaining grounded in underwriting fundamentals. This quarter’s results and accomplishments illustrate that combination.
“We delivered the lowest combined ratio in the company’s history and continued to gain market share across both Property and Casualty. Property gross written premiums increased approximately 25%, countering broader market trends and reflecting the success of our regional strategies, including Project Heartland and New England. Our Casualty business was strong, with our core middle market business growing substantially, even as we implemented meaningful rate increases on new business to provide expanded coverage and maintain rate adequacy ahead of loss cost trends.
“We also launched four new specialty products—Energy, Environmental Liability, Life Sciences, and Sports & Entertainment—in a record four weeks. Alongside these launches, we deployed our next-generation underwriting platform across our established Brokerage business, redesigned core product offerings, and launched our ‘We Cover What Matters’ campaign, bringing our guiding principles on coverage to life. These accomplishments demonstrate our ability to move quickly from strategy to execution, expanding our business while strengthening underwriting performance.”
(1)    See the definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures in the section titled “Non-GAAP Financial Measures” below.

Summary of Operating Results
The following table summarizes the Company’s results of operations for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except percentages and per share data)	2026	2025	2026	2025
Gross written premiums	$165,021	$143,858	$514,710	$427,503
Ceded written premiums	(29,781)	(36,348)	(107,326)	(112,851)
Net written premiums	$135,240	$107,510	$407,384	$314,652

Net earned premiums	$127,139	$93,710	$346,125	$258,939
Fee income	2,630	2,225	8,285	4,309
Losses and loss adjustment expenses	73,061	56,199	201,445	153,472
Underwriting, acquisition and insurance expenses	37,204	29,116	104,149	82,431
Underwriting income (1)	19,504	10,620	48,816	27,345
Net investment income	13,051	10,961	37,755	30,747
Net realized and unrealized gains (losses) on investments	(17,249)	9,179	10,807	5,990
Interest expense	3	392	11	1,286
Other income	24	25	72	1,017
Other expenses	718	659	2,162	1,059
Income before income taxes	14,609	29,734	95,277	62,754
Income tax expense	3,566	6,118	19,886	13,071
Net income	$11,043	$23,616	$75,391	$49,683
Less: Net income (loss) attributable to non-controlling interest - General Partner	(3,534)	952	1,897	936
Net income attributable to stockholders	$14,577	$22,664	$73,494	$48,747

Key Metrics
Adjusted net income attributable to stockholders (1)	$14,665	$22,828	$73,812	$49,228
Loss ratio	57.5%	60.0%	58.2%	59.3%
Expense ratio	27.2%	28.7%	27.7%	30.2%
Combined ratio (3)	84.7%	88.7%	85.9%	89.4%
Return on stockholders' equity (2)	8.8%	15.8%	15.4%	13.2%
Adjusted return on stockholders' equity (1) (2)	8.9%	15.9%	15.5%	13.3%
Diluted earnings per share	$0.29	$0.45	$1.47	$1.06
Adjusted diluted earnings per share(1)	$0.29	$0.46	$1.48	$1.09
(1)Each of these metrics is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.
(2)For the three and nine months ended September 30, 2026 and 2025, net income attributable to stockholders and adjusted net income attributable to stockholders are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.
(3) Ratios are calculated using unrounded figures. The sum of components may differ slightly from totals shown due to rounding.

Gross Written Premiums
The following table presents gross written premiums by product for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands, except percentages)	2026	2025	% Change	2026	2025	% Change
Casualty	$108,791	$98,863	10.0%	$346,868	$288,026	20.4%
Property	56,230	44,995	25.0%	167,842	139,477	20.3%
Gross written premiums	$165,021	$143,858	14.7%	$514,710	$427,503	20.4%
Expense Ratio
The following tables summarize the components of our expense ratio for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,
($ in thousands, except percentages)	2026		2025
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
Policy acquisition costs	$21,896	17.2%	$16,741	17.9%
Operating expenses, net of fee income (1)	12,678	10.0%	10,150	10.8%
Underwriting, acquisition and insurance expenses, net of fee income	$34,574	27.2%	$26,891	28.7%

	Nine Months Ended September 30,
($ in thousands, except percentages)	2026		2025
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
Policy acquisition costs	$60,809	17.6%	$47,562	18.4%
Operating expenses, net of fee income (1)	35,055	10.1%	30,561	11.8%
Underwriting, acquisition and insurance expenses, net of fee income	$95,864	27.7%	$78,123	30.2%
(1)Net of fee income of $2.6 million and $8.3 million for the three and nine months ended September 30, 2026, and $2.2 million and $4.3 million for the three and nine months ended September 30, 2025, respectively.
Investment Results
The following table summarizes net investment income and net realized and unrealized gains and losses on investments for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Investment income
Fixed-maturity securities	$9,924	$6,599	$27,125	$19,324
Short-term investments	1,650	2,361	5,216	4,085
Cash equivalents	373	433	1,079	1,344
Loans to affiliates	1,524	1,537	4,578	3,330
Total fixed income	13,471	10,930	37,998	28,083
Equity securities	55	—	55	—
Utility & Infrastructure Investments	(335)	64	117	2,995
Other expenses	(140)	(33)	(415)	(331)
Net investment income	$13,051	$10,961	$37,755	$30,747

Net realized and unrealized gains (losses) on investments	$(17,249)	$9,179	$10,807	$5,990

Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, we believe that certain non-GAAP financial measures provide investors in our common stock with additional useful information in evaluating our performance. Management believes that excluding certain items that are not indicative of core performance assists in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are limitations related to the use of these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures.
Underwriting Income
We define underwriting income as income before income taxes excluding the impact of net investment income, net realized and unrealized gains (losses) on investments, other income, interest expense, and other expenses (which include expenses related to corporate activities and expenses recorded by us in connection with the Company’s initial public offering). Underwriting income is a measure of the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to net investment income among other things. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for income before income taxes calculated in accordance with GAAP, and other companies may define underwriting income differently.

Underwriting income for the three and nine months ended September 30, 2026 and 2025 reconciles to income before income taxes as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Income before income taxes	$14,609	$29,734	$95,277	$62,754
Less:
Net investment income	(13,051)	(10,961)	(37,755)	(30,747)
Net realized and unrealized (gains) losses on investments	17,249	(9,179)	(10,807)	(5,990)
Other income	(24)	(25)	(72)	(1,017)
Add:
Interest expense	3	392	11	1,286
Other expenses	718	659	2,162	1,059
Underwriting income	$19,504	$10,620	$48,816	$27,345

Adjusted net income attributable to stockholders
We define adjusted net income attributable to stockholders as net income attributable to stockholders excluding certain other non-operating expenses, which include expenses recorded by us in connection with the Company’s initial public offering. We use adjusted net income attributable to stockholders as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net income attributable to stockholders should not be viewed as a substitute for net income attributable to stockholders calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Adjusted net income attributable to stockholders for the three and nine months ended September 30, 2026 and 2025 reconciles to net income attributable to stockholders as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Net income attributable to stockholders	$14,577	$22,664	$73,494	$48,747
Adjustments:
Other non-operating expenses (1)	111	207	402	608
Tax impact	(23)	(43)	(84)	(127)
Adjusted net income attributable to stockholders	$14,665	$22,828	$73,812	$49,228

(1)In the three and nine months ended September 30, 2026 and 2025, other non-operating expenses includes share-based compensation expenses recorded by us related to our initial public offering.
Adjusted return on stockholders’ equity
We define adjusted return on stockholders’ equity as adjusted net income attributable to stockholders, expressed as a percentage of average beginning and ending stockholders’ equity during the period. Adjusted net income attributable to stockholders excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted return on stockholders’ equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on stockholders’ equity should not be viewed as a substitute for return on stockholders’ equity calculated in accordance with GAAP, and other companies may define adjusted return on stockholders’ equity and adjusted net income attributable to stockholders differently.
Adjusted return on stockholders’ equity for the three and nine months ended September 30, 2026 and 2025 reconciles to return on stockholders’ equity as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except percentages)	2026	2025	2026	2025
Numerator: Adjusted net income attributable to stockholders, annualized (1)	$58,660	$91,312	$98,416	$65,637
Denominator: Average stockholders’ equity	661,021	574,125	635,978	493,434
Adjusted return on stockholders' equity	8.9%	15.9%	15.5%	13.3%
(1)For the three and nine months ended September 30, 2026 and 2025, net income and adjusted net income are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.
Adjusted diluted earnings per share
We define adjusted diluted earnings per share as adjusted net income attributable to stockholders, divided by weighted average common shares outstanding - diluted for the period. We use adjusted diluted earnings per share as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted diluted earnings per share should not be viewed as a substitute for diluted earnings per share calculated in accordance with GAAP, and other companies may define adjusted diluted earnings per share differently.
Adjusted diluted earnings per share for the three and nine months ended September 30, 2026 and 2025 reconciles to diluted earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except share and per share data)	2026	2025	2026	2025
Numerator: Adjusted net income attributable to stockholders	$14,665	$22,828	$73,812	$49,228
Denominator: Weighted-average shares outstanding - diluted	50,246,439	49,972,530	49,974,188	45,046,434
Adjusted diluted earnings per share	$0.29	$0.46	$1.48	$1.09
Conference Call
Ategrity will hold a conference call to discuss this press release today, October 21, at 5:00 p.m. Eastern Time. Interested parties may access the conference call via a live webcast, which can be accessed at https://events.q4inc.com/attendee/664734151 or by visiting the Company’s Investor Relations website. Please join the webcast at least 10 minutes before the scheduled start time. A replay of the event webcast will be available on the Company’s Investor Relations website approximately two hours following the call, for a period of at least 30 days.
__________________________________________________________________________________
About Ategrity Specialty Insurance Company Holdings
Ategrity Specialty Insurance Company Holdings is a profitable and growing specialty insurance company dedicated to providing excess and surplus (“E&S”) products to small to medium-sized businesses across the United States. We have built a proprietary underwriting platform that combines sophisticated data analytics with automated and streamlined processes to efficiently serve our clients and deliver long-term value to our stockholders. The small to medium-sized business market is characterized by large volumes of small-sized policies, and we believe our competitive edge lies in our ability to offer consistent, high-speed, and low-touch interactions that our distribution partners value. This advantage stems from our technology-driven method of standardizing, simplifying, and automating our transaction process, which we call productionized underwriting.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify forward-looking statements in this press release by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could.” These forward-looking statements include, among others, statements relating to our investments in automation and analytics and their expected impact and expected profitable growth. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this press release as a result of various factors, including, among others: the risks and uncertainties discussed under the caption “Risk Factors” in our 2025 Form 10-K filed with the Securities and Exchange Commission, (the “SEC”) on March 6, 2026. Accordingly, you should read this press release completely and with the understanding that our actual future results may be materially different from what we expect.
Forward-looking statements speak only as of the date of this press release. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this press release, whether as a result of new information, future events, or otherwise. You should not place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
Investor Relations Contact IR@ategrity.com

Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2026	December 31, 2025
	($ in thousands)
Assets:
Fixed-maturity securities available-for-sale, at fair value	$695,290	$558,428
Utility & Infrastructure Investments, at fair value	219,468	189,859
Short-term investments	207,542	220,241
Loans to affiliates	106,500	106,500
Other invested assets	153	280
Total invested assets	1,228,953	1,075,308

Cash and cash equivalents	13,614	29,721
Investment income due and accrued	13,835	10,186
Premiums receivable, net of allowance for credit losses	87,361	75,244
Deferred policy acquisition costs, net of ceding commissions	40,497	30,204
Income tax receivable	4,064	—
Deferred income tax asset, net	18,072	13,289
Reinsurance recoverable, net of allowance for credit losses	187,798	150,386
Ceded unearned premiums	69,555	74,317
Other assets	12,616	15,658
Total assets	$1,676,365	$1,474,313

Liabilities, stockholders' equity and non-controlling interest:
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	619,405	502,248
Unearned premiums	338,361	281,864
Payable to reinsurers	24,209	31,064
Accounts payable and accrued expenses	30,911	31,684
Income tax payable	182	8,414
Other liabilities	3,203	4,180
Total liabilities	1,016,271	859,454

Stockholders' equity:
Total stockholders' equity	657,647	614,309
Non-controlling interest - General Partner	2,447	550
Total stockholders' equity and non-controlling interest	660,094	614,859
Total liabilities, stockholders' equity and non-controlling interest	$1,676,365	$1,474,313

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	($ in thousands, except share and per share data)
Revenues
Gross written premiums	$165,021	$143,858	$514,710	$427,503
Ceded written premiums	(29,781)	(36,348)	(107,326)	(112,851)
Net written premiums	135,240	107,510	407,384	314,652
Change in unearned premiums	(8,101)	(13,800)	(61,259)	(55,713)
Net earned premiums	127,139	93,710	346,125	258,939
Fee income	2,630	2,225	8,285	4,309
Net investment income	13,051	10,961	37,755	30,747
Net realized and unrealized gains (losses) on investments	(17,249)	9,179	10,807	5,990
Other income	24	25	72	1,017
Total revenues	125,595	116,100	403,044	301,002

Expenses
Losses and loss adjustment expenses	73,061	56,199	201,445	153,472
Underwriting, acquisition and insurance expenses	37,204	29,116	104,149	82,431
Interest expense	3	392	11	1,286
Other expenses	718	659	2,162	1,059
Total expenses	110,986	86,366	307,767	238,248
Income before income taxes	14,609	29,734	95,277	62,754
Income tax expense	3,566	6,118	19,886	13,071
Net income	11,043	23,616	75,391	49,683

Less: Net income (loss) attributable to non-controlling interest - General Partner	(3,534)	952	1,897	936
Net income attributable to stockholders	14,577	22,664	73,494	48,747

Other comprehensive income:
Unrealized gains (losses), net of taxes	(21,540)	5,939	(27,951)	5,976
Total comprehensive income attributable to stockholders	$(6,963)	$28,603	$45,543	$54,723

Earnings per share:
Basic	$0.30	$0.47	$1.53	$1.10
Diluted	$0.29	$0.45	$1.47	$1.06
Weighted-average shares outstanding:
Basic	47,926,921	48,066,667	48,000,264	43,508,478
Diluted	50,246,439	49,972,530	49,974,188	45,046,434